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                                                                   Exhibit 32.01


     I, Robert D. Walter, Chairman and Chief Executive Officer, of Cardinal Health, Inc. (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2003, (the "Periodic Report") containing the financial statements of the Company, which this statement accompanies, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m), and

(2) the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 14, 2003



                                    /s/  Robert D. Walter
                                    ------------------------------
                                    Robert D. Walter
                                    Chairman, and
                                    Chief Executive Officer